BYLAWS

                                       OF

                              BLUE VALLEY BAN CORP.

                                   Article I

                                     OFFICES

     Section 1. Principal Office. The principal office shall be located at corporation's principal place of business at 11935 Riley in the City of Overland Park, County of Johnson, State of Kansas.

     Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Kansas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   Article II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meeting. All meetings of the Stockholders shall be held at such place either within or without the State of Kansas as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. In the event that the Board of Directors shall fail to fix the place for a meeting of Stockholders, such meeting shall be held at the Corporation's principal office.

     Section 2. Annual Meeting. Annual meetings of Stockholders shall be held at 10:00 a.m. on the fifteenth day in January of each fiscal year (unless otherwise designated by the Board of Directors), or if that day be a legal holiday, on the next succeeding day not a legal holiday. At such annual meeting the Stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President of the Corporation, a majority of the Board of Directors, or upon the written request of Stockholders owning not less than twenty percent (20%) of the outstanding stock entitled to vote. Such request shall state the purpose or purposes of the proposed meeting, as described in Section 4 of this Article II. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

     Section 4. Notice. Written notice of each meeting of Stockholders stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given to each Stockholder entitled to vote at such meeting not less than ten
(10) nor more than sixty (60) days before the date of the meeting. If mailed, notice shall be deemed to have been given when deposited in the United States mail,


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postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation. Attendance of a Stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the Stockholder attends a meeting for the express and exclusive purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. An affidavit of the Secretary or Assistant Secretary or of the transfer agent of the Corporation that notice has been given shall be prima facie evidence of the facts stated therein in the absence of fraud.

     Section 5. Stockholders' List. The officer, or any person designated by the Corporation, who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the addresses of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

     Section 6. Quorum. The holders of one-half (1/2) of the stock issued and outstanding and entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote at any meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. At such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally notified, so long as a quorum shall be present or represented.

     Section 7. Action by Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one requiring a different vote by express provision of the statutes or of the Articles of Incorporation, in which case, such express provision shall govern and control the decision on such question.

     Section 8. Voting of Shares. Each holder of common stock of the Corporation shall at every meeting of the Stockholders be entitled to vote in person or by proxy for each share of the capital stock having voting power held by such Stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.



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     Section 9. Informal Action by Stockholders. Any action required to be taken at any annual or special meeting of Stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the Stockholders entitled to vote with respect to the subject matter thereof. Such agreement or consent shall be filed by the Secretary in the Minute Book of the Corporation.

                                  Article III

                                    DIRECTORS

     Section 1. Management of Corporation. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board may exercise all such powers of the Corporation and do all such lawful acts and things that are not otherwise required by statute, by the Articles of Incorporation, or by these Bylaws to be done by the Stockholders.

     Section 2. Number. The number of Directors constituting the entire Board of Directors shall be neither less than three (3) nor more than twelve (12). Subject to the rights of any holders of Preferred Stock then outstanding, the specific number of Directors within such minimum and maximum shall be authorized from time to time by, and only by, resolutions duly adopted by a majority of the total number of Directors then constituting the entire Board of Directors. The Directors shall be elected at the annual meeting of the Stockholders, except as provided in Section 13 of this Article, and each Director elected shall hold office until his resignation, his removal, or his successor is elected and qualified, whichever shall occur first. Directors need not be Stockholders.

     Section 3. Meetings of the Newly Elected Board; Notice. The first annual meeting of the members of each newly elected Board of Directors shall be held
(i) at such time and place either within or without the State of Kansas immediately after the meeting of Stockholders at which such newly elected Board was elected, and no notice of such meeting shall be necessary to the newly elected Directors in order to legally hold such meeting, provided a quorum shall be present, or (ii) if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected Directors, provided that written notice of such meeting shall be given to each of the other Directors in the same manner as provided in Section 6 of this Article III with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice, or
(iii) at such time and place as shall be consented to in writing by all of the newly elected Directors.

      Every Director of the Corporation, upon his election, shall qualify by accepting the office of Director, and his attendance at, or his written approval of the minutes of, any meeting of the Board subsequent to his election shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing. Such writing shall be placed in the Minute Book of the Corporation.

     Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at the principal office of the Corporation on the fifteenth of every January, April, July, and October at 10:00 a.m. or, with notice, at such time and at such place, either

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within or without the State of Kansas, as shall from time to time be determined by the Board and in any manner, including by means of telephone conference or similar communications as provided in Section 7 of Article III of these Bylaws, permitted under the Kansas General Corporation Code of 1972, as amended.

     Section 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or by any one (1) or more of the Directors. The place may be within or without the State of Kansas as designated in the notice, as described in Section 6 of this Article III.

     Section 6. Notice of Special Meetings. Written notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each Director addressed to him at his residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telegram, or delivered to him personally, at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the Director at his residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. The notice may be given by any officer having authority to call the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all Directors shall be present or if all those not present shall waive notice of the meeting.

     Section 7. Meetings by Telephone Conference or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting. All actions agreed upon by the Board using telephone or similar communications equipment shall be valid corporate actions provided a quorum of Directors participate in such telephone or similar conference.

     Section 8. Quorum. At all meetings of the Board a majority of the Directors shall constitute a quorum, except that when a Board of one Director is authorized under the provisions of Kansas General Corporation Code Section 17-6301, then one Director shall constitute a quorum, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

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     Section 10. Designation of Committees. The Board of Directors may, by
resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent expressly provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require such seal; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Kansas General Corporation Code Section 17-6401, and amendments thereto, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolutions, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Kansas General Corporation Code
Section 17-6703 and amendment thereto. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 11. Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 12. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payments shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 13. Vacancies. Any vacancies, however created, and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. The Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the

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time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the District Court of the State of Kansas, upon application of one or more Stockholders holding at least ten percent (10%) of the total number of the outstanding shares at the time, having the right to vote for such Directors, may summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office.

     Section 14. Removal of Director. One or more Directors, whether elected by the Stockholders or appointed by the Directors, may be removed from office, with or without cause, at any time by the holders of a majority of the shares of stock then entitled to vote at an election of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation, in which case, such express provision shall govern and control the removal of Directors.

     Section 15. Resignations. Any Director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, shall take effect upon receipt thereof by the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   Article IV

                                    OFFICERS

     Section 1. Manner of Selection; Authorized Officers. The Board of Directors shall elect such officers and give such officers any titles designated by the Board. Each office shall have the duties prescribed in Section 6 of this Article.

     Section 2. Time for Selection of Officers. Officers of the Corporation shall be elected by the Board of Directors at each of its annual meetings, immediately following the annual meeting of Stockholders, or at such other time as the Board deems necessary or appropriate to fill vacancies as provided by
Article IV, Section 5.

     Section 3. Appointment of Agents. The Board of Directors may appoint such other agents as it shall deem necessary or advisable to exercise such powers and perform such duties as shall be determined from time to time by the Directors.

     Section 4. Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 5. Term. Each officer of the Corporation shall hold office until his resignation, his removal, or his successor is duly elected and qualified, whichever first occurs. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.


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     Section 6. Duties. The officers of the Corporation shall have the following duties:

                     The Chairman of the Board of Directors

      The Board of Directors may authorize the appointment of a Chairman of the Board of Directors. The Chairman may, but need not be, the President of the Corporation. In the event the Board elects to authorize the appointment of a Chairman, such Chairman shall possess general executive powers and duties of supervision and management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman of the Board of Directors shall also preside at all meetings of the Stockholders and Directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws.

                                  The President

      The President shall be the chief operating officer of the Corporation and shall perform such duties and have such powers as the Board of Directors may from time to time prescribe or which the Chairman of the Board may from time to time delegate. In the absence of the Chairman of the Board of Directors, or in the event of his inability or refusal to act, the President shall preside at all meetings of the Stockholders and Directors, except that if the President is not available to preside at a meeting of the Board of Directors, the President shall designate a member of the Board to so preside.

                               The Vice-President

      The Vice-President or Vice-Presidents shall perform such duties and have such powers as the Board of Directors may from time to time prescribe or which the Chairman of the Board of Directors or which the President may from time to time delegate. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President in his capacity as an officer (and not as a Director) of the Corporation, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                      The Secretary and Assistant Secretary

      The Secretary or Assistant Secretary shall record all proceedings of the meetings of the Board of Directors and all meetings of the Stockholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary may also give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall keep, or cause to be kept, an account of the stock registered and transferred, and shall perform such other duties as may be prescribed by the Board of Directors or which the Chairman of the Board of Directors or which the President may from time to time delegate. The Secretary, or such person as the Corporation designates, shall have custody of the


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corporate seal of the Corporation and he, or such designated person, shall have authority to affix the corporate seal to any instrument requiring it. When so affixed, such instrument may be attested by the signature of the Secretary or the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

      The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe, or which the Chairman of the Board of Directors or which the President may from time to time delegate.

                      The Treasurer and Assistant Treasurer

      The Treasurer shall have the custody of the Corporation's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

      Subject to the provisions of Article VI, Section 3, the Treasurer shall disburse the funds of the Corporation, keeping appropriate record of such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

      If required by the Board of Directors, the Treasurer, or any Assistant Treasurer, shall give the Corporation a bond (which shall be renewed at least every six (6) years, unless sooner required by the Board of Directors) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office.

      The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe, or which the Chairman of the Board of Directors or the President may from time to time delegate.

                                   Article V

                              CERTIFICATES OF STOCK

     Section 1. Certificate for Shares. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman of the Board of Directors or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more

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than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 17-6426 of the Kansas General Corporation Code of 1972, as amended, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Legends. All certificates or instruments evidencing securities of any kind or nature issued by the Corporation shall bear the following legend unless the offer and sale thereof by the Corporation has been registered under the Securities Act of 1933 and all applicable state and other securities laws:

      THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS INSTRUMENT ("SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR UNDER ANY APPLICABLE STATE OR OTHER SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS THEREFROM. NEITHER THE SECURITIES NOR ANY INTEREST IN THE SECURITIES MAY BE ASSIGNED, SOLD OR OTHERWISE TRANSFERRED EXCEPT EITHER (A) UPON COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE ACT AND ALL APPLICABLE STATE OR OTHER SECURITIES LAWS, OR (B) UPON FURNISHING AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND CONTENT SATISFACTORY TO THE CORPORATION THAT ANY SUCH ASSIGNMENT, SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ALL APPLICABLE STATE OR OTHER SECURITIES LAWS.

     Section 3. Facsimile Signatures. Where a certificate is countersigned by a transfer agent or registrar who is not an officer or employee of the Corporation, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation an indemnification or a bond in such

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sum as it may direct as indemnity against any claim that may be made against the
Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 5. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation or to any person designated by the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, together with evidence in form, substance and content satisfactory to counsel for the Corporation establishing compliance with all applicable state and federal securities laws or other laws or agreements restricting the transfer of such shares, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6. Fixing Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to exercise such other rights as are conferred upon the Corporation's Stockholders by statute, the Corporation's Articles of Incorporation or the Bylaws. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person who is not registered as the owner thereof on the Corporation's books, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of Kansas.

                                   Article VI

                               GENERAL PROVISIONS

     Section 1. Payment of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

     Section 2. Special Purpose Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of

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the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by the Treasurer or such officer or officers or such other person or persons as the Board of Directors may from time to time authorize.

                                  Article VII

                                      SEAL

      The corporate seal, if any, shall have inscribed thereon the name of the Corporation and the words "KANSAS" and "CORPORATE SEAL". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  Article VIII

                   INDEMNIFICATION OF DIRECTORS, OFFICERS,
                               EMPLOYEES & AGENTS

     Section 1. General. In addition to and without limiting the rights to indemnification and advancement of expenses specifically provided for in the other sections of this Article, the Corporation shall indemnify and advance expenses to each person who is or was an officer or Director of the Corporation, or who is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of any Other Enterprise (as hereinafter defined), to the full extent permitted by the laws of the State of Kansas as in effect on the date of the adoption of this Article and as may hereafter be amended.

     Section 2. Indemnification Generally. The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was an officer or Director of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of any Other Enterprise, against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any person in connection with an action, suit or proceeding initiated by such person (other than an action, suit or proceeding initiated by such person to enforce his right to indemnification and advancement of expenses pursuant to Section 7 hereof) unless the initiation of such action, suit or proceeding was authorized in advance by the Board of Directors of the Corporation.

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



     Section 3. Indemnification in Derivative Actions. The Corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of any Other Enterprise, against all liabilities and expenses, including, without limitation, amounts paid in settlement, attorneys' fees and other expenses actually and reasonably incurred by such person in connection with such action or suit, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

     Section 4. Mandatory Indemnification. To the extent that a person referred to in Sections 1, 2 or 3 of this Article has been successful in the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1, 2 or 3 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses actually and reasonably incurred in connection therewith, including attorneys' fees.

     Section 5. Standards for Discretionary Indemnification. Except as otherwise provided in Section 4 of this Article, or unless the indemnification is ordered by a court, any indemnification of a person by the Corporation pursuant to Sections 1, 2 and 3 of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1, 2 or 3 of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action or proceeding, or (ii) if such a quorum is not attainable, or even if attainable, should a quorum of disinterested Directors so direct, by independent legal counsel in a written opinion or (iii) by the Stockholders. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     Section 6. Advancement of Expenses. Expenses (including attorneys' fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in connection with the defense of a civil or criminal action, suit or proceeding or in connection with the initiation of an action, suit or proceeding by such person to enforce his right to indemnification and advancement of expenses pursuant to this Section shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The Board of Directors



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

may, in each individual case, impose any additional terms and conditions as they shall deem appropriate.

     Section 7. Enforcement of Indemnification and Advancement of Expenses. Notwithstanding any other provision of this Article, including without limitation Sections 2 and 3 hereof, in the event the Corporation refuses to indemnify or advance expenses to any person or persons who may be entitled to be indemnified or to have expenses advanced hereunder, then, to the extent permitted by law, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification or advancement of expenses hereunder. If such court action is successful and the person or persons is determined to be entitled to such indemnification, such person or persons shall be reimbursed by the Corporation for all fees and expenses reasonably and actually incurred in connection therewith (including, without limitation, the fees and expenses reasonably and actually incurred in connection with the investigation, defense, settlement or appeal of such action).

     Section 8. Non-Exclusivity. The indemnification and the advancement of expenses provided by this Article shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Articles of Incorporation, Bylaws or any agreement, vote of Stockholders or disinterested Directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to any person who has ceased to hold any position with the Corporation or any Other Enterprise, and shall inure to the benefit of the heirs, executors, administrators and estate of such person.

     Section 9. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of any Other Enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 10. Vesting of Rights. The rights granted by this Article shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person's acceptance of his position as a Director or officer of the Corporation, and while this Article may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.


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


     Section 11. Definitions. For the purpose of this Article, references to:


          (1) "Other Enterprises" or "Other Enterprise" shall include without limitation any bank, corporation, partnership, joint venture, trust, employee benefit plan or other venture;

          (2) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

          (3) "defense" shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or a counterclaim;

          (4) "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries;

          (5) "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee, partner, trustee or agent of any Other Enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

As referred to in this Article, a person acting in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation." For the purpose of this Article, unless the Board of Directors of the Corporation shall determine otherwise, any Director or officer of the Corporation who shall serve as an officer, Director, employee, partner, trustee or agent of any Other Enterprise of which the Corporation, directly or indirectly, is a Stockholder or creditor, or in which the Corporation is in any way interested, shall be presumed to be serving in such a capacity at the request of the Corporation. In all other instances where any person shall serve as a Director, officer, employee, partner, trustee or agent of any Other Enterprise, if it is not otherwise established that such person is or was serving in such a capacity at the request of the Corporation, the Board of Directors of the Corporation shall determine whether such person is or was serving at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service, which determination shall be final and binding on the Corporation and the person seeking indemnification.

     Section 12. Severability. If any provision of this Article or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article and the application of such provision to

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

other persons or circumstances shall not be affected thereby and to the fullest extent possible the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if an officer or Director of the Corporation or any person who is or was serving at the Corporation's request as a Director, officer, employee, partner, trustee or agent of any Other Enterprise, is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding), but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

     Section 13. Personal Right. The right of any person to indemnification from the Corporation under the provisions of this Article shall be a personal right, and the Corporation shall have no liability hereunder to any insurer, Other Enterprise or other person (other than the heirs, executors, administrators, or estate of a person entitled thereto pursuant to Section 8 hereof) by reason of subrogation, assignment or succession by any other means to the claim of any person to indemnification from the Corporation hereunder.

     Section 14. Regulatory Actions. Notwithstanding any other provision of this Article, in no event shall the Corporation indemnify any person against liabilities, penalties, or expenses incurred in connection with an administrative proceeding or action instituted by a bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such person or persons in the form of payments to the Corporation or any Other Enterprise.

                                   Article IX

                                   AMENDMENTS

      These Bylaws may be altered, amended or repealed or new Bylaws may be adopted as provided in the Articles of Incorporation.

                                   Article X

                                  MISCELLANEOUS

     Section 1. Construction. The titles of the paragraphs and subparagraphs have been inserted as a matter of convenience and reference only, and shall not control or affect the meaning or construction of these Bylaws. Use of the masculine gender shall also be deemed to refer to the feminine gender and neuter gender and the singular to the plural unless the context clearly requires otherwise.



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